                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

        1. Lotus Technologies, Inc. -- California

        2. Intevac Foreign Sales Corporation -- Barbados

        3. Intevac Asia Private Limited -- Singapore

        4. Intevac GmbH -- Germany

                                       50